UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2021

INGREDION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-13397	22-3514823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Westbrook Corporate Center
Westchester, Illinois	60154-5749
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 551-2600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2021, Ingredion Incorporated (the “Company”) entered into a Revolving Credit Agreement, dated as of June 30, 2021 (the “Credit Agreement”), with the lenders parties thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Credit Agreement replaces the Existing Credit Agreement described in Item 1.02 below, which was terminated.

The Credit Agreement provides for a five-year unsecured revolving credit facility in an aggregate principal amount of $1.0 billion outstanding at any time (the “Revolving Credit Facility”), of which up to $25 million is available as swingline loans and up to $50 million as letters of credit. Loans under the Revolving Credit Facility may be advanced in U.S. dollars and, to extent committed by certain of the lenders under the Revolving Credit Facility, certain foreign currencies, including euros, pounds sterling and Canadian dollars. The Credit Agreement provides that the Company has the right at any time, subject to customary conditions, to request incremental revolving commitments or one or more new term loan facilities in an aggregate principal amount of up to $750 million. Subject to specified conditions, up to $500 million of loans under the Revolving Credit Facility may be extended to subsidiaries of the Company that become borrowers under the Credit Agreement. As of the effective date of the Credit Agreement, no loans under the Revolving Credit Facility have been drawn by the Company.

Loans under the Revolving Credit Facility accrue interest at a per annum rate equal, at the Company’s option, to either a London Interbank Offered Rate (“LIBOR”) plus an applicable margin, or a base rate (generally determined according to the highest of the prime rate, the federal funds rate or the specified LIBOR rate plus 1.00%) plus an applicable margin. In each case, the applicable margin is determined based on either the Company’s senior unsecured long-term debt ratings or a ratio of the Company’s net borrowed indebtedness to consolidated EBITDA (each as defined and computed in accordance with the Credit Agreement) for the most recently completed four-quarter period (the “Leverage Ratio”). The relevant margin with respect to any unused commitment fee, determined based on either the Company’s senior unsecured long-term debt ratings or the Leverage Ratio, applies to the unutilized commitments under the Revolving Credit Facility. As of the effective date of the Credit Agreement, the applicable margin with respect to LIBOR loans and base rate loans was 1.125% and 0.125%, respectively, and the unused commitment fee was 0.125% per annum. The Credit Agreement contains provisions specifying alternative interest rate calculations to be employed at such time as LIBOR ceases to be available as a benchmark for establishing the interest rate on floating interest rate borrowings. Interest is payable, in the case of loans bearing interest based on LIBOR, at the end of each interest period (but at least once every three months), in arrears, and, in the case of loans bearing interest based on the base rate, quarterly in arrears.

The Credit Agreement incorporates sustainability-linked adjustments to the interest rate. The applicable margin is subject to upward or downward adjustments on an annual basis if the Company achieves, or fails to achieve, certain specified targets based on the Company’s greenhouse gas emissions.

The Revolving Credit Facility matures on June 30, 2026. Loans outstanding under the Credit Agreement may be prepaid at any time without premium or penalty, subject to customary breakage costs in the case of borrowings for which a LIBOR election is in effect.

The Credit Agreement contains customary affirmative and negative covenants that, among other matters, specify customary reporting obligations, and that, subject to exceptions, restrict the incurrence of additional indebtedness by the Company’s subsidiaries, the incurrence of liens and the consummation of certain mergers, consolidations and sales of assets. The Company is subject to compliance, as of the end of each quarter, with a maximum Leverage Ratio of 3.5 to 1.0 and a minimum ratio of consolidated EBITDA to consolidated net interest expense of 3.5 to 1.0, as each such financial covenant is calculated for the most recently completed four-quarter period.

The Credit Agreement contains customary events of default including, among others, payment defaults, breach of covenants, cross-default to material indebtedness, bankruptcy-related defaults, judgment defaults, and the occurrence of a change in control of the Company. The occurrence of an event of default may result in the termination of the Revolving Credit Facility, acceleration of repayment obligations and the exercise of remedies by the lenders.

Some of the lenders under the Credit Agreement or their affiliates have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for the Company, its subsidiaries and certain of its affiliates, for which they have received and will receive customary fees and commissions.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

The Credit Agreement replaces in its entirety the Revolving Credit Agreement (the “Existing Credit Agreement”), dated as of October 11, 2016, among the Company, the subsidiary borrowers from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Existing Credit Agreement, including all commitments thereunder, were terminated on June 30, 2021 in connection with the execution of the Credit Agreement. The revolving credit facility under the Existing Credit Agreement would have matured on October 11, 2021.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Revolving Credit Agreement, dated as of June 30, 2021, by and among Ingredion Incorporated, as Borrower, the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2021	Ingredion Incorporated

	By:	/s/ James D. Gray
James D. Gray
Executive Vice President and Chief Financial Officer